EXHIBIT 99
EMPLOYMENT AGREEMENT
This Employment Agreement (this "Agreement") is made and entered into as of June 13, 2017 (the "Effective Date") by and between CytRx Corporation, a Delaware corporation ("Employer"), and Dr. Shanta Chawla, M.D., an individual and resident of the State of California ("Employee").
WHEREAS, Employer desires to continue to employ Employee, and Employee is willing to continue to be employed by Employer, on the terms set forth in this Agreement.
NOW, THEREFORE, upon the above premises, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows.
1. Employment.  Effective as of the Effective Date, Employer shall promote Employee to, and Employee shall serve as, Employer's Senior Vice President - Drug Development, on the terms set forth herein.
2. Duties; Place of Employment.  Employee shall perform in a professional and business-like manner, and to the best of her ability, the duties described on Schedule 1 to this Agreement and such other duties as are assigned to her from time to time by Employer's Chairman and Chief Executive Officer ("Supervisor"). Employee understands and agrees that her duties, title and authority may be changed from time to time in the discretion of Employer. Employer understands and agrees that Employee shall be entitled to render her services hereunder from her home, except (a) for travel when and as required in the performance of Employee's duties hereunder, and (b) if mutually agreed, by the Employee and the Supervisor, to be present in the Employer's principal executive office.
3. Time and Efforts.  Employee shall devote all of her business time, efforts, attention and energies to Employer's business and to discharge her duties hereunder. Notwithstanding any other provision of this Section 3, while this Agreement is in effect, Employee may serve on the board of directors of one company other than Employer, but in no event shall Employee serve on the board of directors of a company that is directly competitive with Employer.
4. Term.  The term (the "Term") of Employee's employment hereunder shall commence on the Effective Date and expire on June 13, 2018, provided that either party may, in its or her sole discretion, terminate this Agreement prior to the expiration of the Term for any reason or no reason, by providing the other party with a written notice of termination.
4.1. Upon such termination of this Agreement, if initiated by the Employee, for any reason or no reason, all compensation and benefits to Employee hereunder shall cease and Employer shall pay to the Employee any accrued but unpaid salary and unused vacation as of the date of such termination. Such payment shall be due in a lump-sum on the date of such termination.
4.2. Upon such termination of this Agreement, if initiated by the Employer or any of its successor(s), for any reason or no reason, the Employer shall pay to the Employee a lump-sum equal to her Salary for a period of six months, provided the termination occurs prior to or on December 13, 2017. Should the Employer terminate this Agreement after December 13, 2017, but before June 13, 2018, the Employer will make a lump-sum payment equal to her Salary through June 13, 2018.  Such payment shall be due in full on the date of such termination. Neither Employer nor Employee shall have any obligation to extend or renew this Agreement.
Ex 99-1

5. Compensation.  As the total consideration for Employee's services rendered hereunder, Employer shall pay or provide Employee the following compensation and benefits:
5.1. Salary.  Employee shall be entitled to receive an annual salary of Four Hundred Fifty Thousand Dollars ($450,000), payable in accordance with Employer's normal payroll policies and procedures.
5.2. Discretionary Bonus.  Employee also may be eligible for a bonus from time to time for her services during the Term. Employee's eligibility to receive a bonus, any determination to award Employee such a bonus and, if awarded, the amount thereof shall be in Employer's sole discretion. If Employer enters into a strategic partnership, defined as business relationship with a third-party enterprise around a drug or drug candidate, including, but not limited to: a) licensing, distribution, development, co-development and sale transactions or b) sale or change of control of the Employer on or before June 13, 2018, then Employee shall receive a bonus of ninety thousand dollars ($90,000), payable to Employee by the Employer.
5.3. Employee Stock Options. Employee is eligible to receive the  annual grant of incentive stock options, in accordance with Employer's Amended and Restated 2008 Stock Incentive Plan, in December, 2017. The Employer shall grant Employee a minimum of 120,000 incentive stock options, in accordance with its customary practices and procedures. For the avoidance of doubt, the incentive stock options issued to Employee on October 17, 2016, shall continue to vest on a monthly basis as outlined in the Grant Notice No. 08-16-08.
5.4. Expense Reimbursement.  Employer shall reimburse Employee for reasonable and necessary business expenses incurred by Employee in connection with the performance of Employee's duties in accordance with Employer's usual practices and policies in effect from time to time.
5.5. Vacation.  Employee shall accrue vacation days without loss of compensation in accordance with Employer's usual policies applicable to all employees at a rate of four weeks' vacation time for each 12-month period during the Term.
         Employee Benefits. Employee shall be eligible to participate in dental and vision insurance and other employee benefits made available by Employer to all of its employees under its group plans and employment policies in effect during the Term. However, as a Medicare enrollee, Employee shall not be eligible to participate in any group medical insurance plan offered by Employer to employees not otherwise enrolled in Medicare. Schedule 2 hereto sets forth a summary of the plans and policies as currently in effect in which Employee is eligible to participate. Employee acknowledges and agrees that, any such plans or policies now or hereafter in effect may be modified or terminated by Employer at any time in its discretion.
Ex 99-2

5.6. Payroll Taxes.  Employer shall have the right to deduct from the compensation and benefits due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation or benefits of Employee.
6. Death or Disability.  Employee's employment will terminate automatically in the event of Employee's death or upon notice from Employee in the  event of her permanent disability. Employee's "permanent disability" shall have the meaning ascribed to such term in any policy of disability insurance maintained by Employer (or by Employee, as the case may be) with respect to Employee or, if no such policy is then in effect, shall mean Employee's inability to fully perform her duties hereunder for any period of at least 75 consecutive days or for a total of 90 days, whether or not consecutive. Upon termination of Employee's employment as aforesaid, all compensation and benefits to Employee hereunder shall cease and Employer shall pay to the Employee's heirs or personal representatives, not later than ten days after the date of termination, any accrued but unpaid salary and unused vacation as of the date of such termination as required by California law.
7. Confidentiality.  While this Agreement is in effect and for a period of five years thereafter, Employee shall hold and keep secret and confidential all "trade secrets" (within the meaning of applicable law) and other confidential or proprietary information of Employer and shall use such information only in the course of performing Employee's duties hereunder; provided, however, that with respect to trade secrets, Employee shall hold and keep secret and confidential such trade secrets for so long as they remain trade secrets under applicable law. Employee shall maintain in trust all such trade secrets or other confidential or proprietary information, as Employer's property, including, but not limited to, all documents concerning Employer's business, including Employee's work papers, telephone directories, customer information and notes, and any and all copies thereof in Employee's possession or under Employee's control. Upon the expiration or earlier termination of Employee's employment with Employer, or upon request by Employer, Employee shall deliver to Employer all such documents belonging to Employer, including any and all copies in Employee's possession or under Employee's control.
8. Equitable Remedies; Injunctive Relief.  Employee hereby acknowledges and agrees that monetary damages are inadequate to fully compensate Employer for the damages that would result from a breach or threatened breach of Section 7 of this Agreement and, accordingly, that Employer shall be entitled to equitable remedies, including, without limitation, specific performance, temporary restraining orders, and preliminary injunctions and permanent injunctions, to enforce such Section without the necessity of proving actual damages in connection therewith. This provision shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal or equitable rights or defenses.
Ex 99-3

9. Indemnification; Insurance.  Employer and Employee acknowledge that, as the Senior Vice President - Drug Development of the Employer, Employee shall be a corporate officer of Employer and, as such, Employee shall be entitled to indemnification to the full extent provided by Employer to its officers, directors and agents under the Employer's Amended and Restated Certificate of Incorporation and Restated By-Laws as in effect as of the date of this Agreement. Employer shall maintain Employee as an additional insured under its current policy of directors and officers liability insurance and shall use commercially reasonable efforts to continue to insure Employee thereunder, or under any replacement policies in effect from time to time, during the Term.
10. Severable Provisions.  The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.
11. Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns and Employee and her heirs and representatives; provided, that this Agreement may be assigned by Employer to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer.
12. Entire Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior or contemporaneous agreements, written or oral, between Employee and Employer relating to the subject matter hereof. Any such prior or contemporaneous agreements are hereby terminated and of no further effect, and Employee, by the execution hereof, agrees that any compensation provided for under any such agreements is specifically superseded and replaced by the provisions of this Agreement.
13. Amendment.  No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer (other than Employee). The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.
14. Governing Law.  This Agreement is and shall be governed and construed in accordance with the laws of the State of California without giving effect to California's choice-of-law rules.
Ex 99-4

Notice.  All notices and other communications under this Agreement shall be in writing and mailed, telecopied (in case of notice to Employer only) or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):
If to Employer: CytRx Corporation 11726 San Vicente Boulevard, Suite 650 Los Angeles, California 90049 Facsimile: (310) 826-5529 Attention: Chief Executive Officer
If to Employee: Shanta Chawla [Residence Address]

15. Survival.  Sections 6 through 20 shall survive the expiration or termination of this Agreement and Section 5.2 shall survive the termination of this Agreement.
16. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.  A counterpart executed and transmitted by facsimile shall have the same force and effect as an originally executed counterpart.
17. Attorney's Fees.  In any action or proceeding to construe or enforce any provision of this Agreement the prevailing party shall be entitled to recover its or her reasonable attorneys' fees and other costs of suit (up to a maximum of $15,000) in addition to any other recoveries.
18. No Interpretation of Ambiguities Against Drafting Party.  This Agreement has been negotiated at arm's length between persons knowledgeable in the matters dealt with herein.  In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, the parties agree that any rule of law, including, but not limited to, California Civil Code Section 1654 or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties hereto.
 [Signature Page Follows]
Ex 99-5

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.
"EMPLOYER" CytRx Corporation By:/s/ JOHN Y. CALOZ John Y. Caloz Chief Financial Officer
"EMPLOYEE" /s/ SHANTA CHAWLA, M.D. Shanta Chawla, M.D.

Ex 99-6